February 1, 2005

EDITOR: The following information is for immediate release. If you have any questions, please contact John C. Stoddart, Shareholder Relations Officer of First National Bank of Chester County at 484 881-4141, or, john.stoddart@1nbank.com.

                    First Chester County Corporation Reports
                  Fourth Quarter and Year End Results for 2004
                    Loans and Leases Increased 20.9% in 2004

West Chester _ First Chester County Corporation (OTC: FCEC), parent company of First National Bank of Chester County (the "Bank"), announced that net income for the year ended December 31, 2004 was $6.2 million, a 6.1% increase over 2003 net income of $5.8 million. Net income for the fourth quarter of 2004 was $1.7 million compared to $1.9 million for the same period last year. Basic earnings per share were $1.36 and $1.30 for the years ended December, 2004 and 2003, respectively and $0.38 and $0.42 for the three-months ended December 31, 2004, and 2003, respectively.

As of December 31, 2004, total assets for First Chester County Corporation increased $116.3 million or 16.9% to $805.5 million, compared to $689.2 million as of December 31, 2003. Gross loans and leases grew 20.9% or $106.8 million from $511.2 million at December 31, 2003 to $618.0 million as of December 31, 2004. Bank deposits increased 14.9% or $85.7 million to $663.0 million at December 31, 2004 from $577.3 at December 31, 2003.

Earnings for 2004 were driven primarily by increases in net interest income which increased $3.3 million or 12.4% from 2003 to 2004, and a decrease in the provision for loan and lease losses of $1.4 million, partially offset by a decrease in non-interest income and increases in non-interest expense. The increase in net interest income was primarily the result of the 20.9% increase in loans outstanding. Although non-accrual loans increased to $7.9 million at December 31, 2004 due to a single $5.9 million real estate secured loan, underwriting standards have not changed and delinquency rates remain below 1.40%.

The decrease in non-interest income for the year ended December 31, 2004 of $2.2 million or 19.1% when compared to the same period last year is attributed to several factors including, reduced fees from residential mortgage operations, lower gains on investment securities, larger gains on foreclosed real estate in 2003, and the inclusion in 2003 of a gain on the sale of the Bank's credit card portfolio and key person life insurance proceeds. Non-interest expenses increased $1.8 million or 6.6% in 2004 when compared to 2003. Professional fees associated with the Company's effort to comply with the Sarbanes Oxley Act of 2002, marketing costs associated with our new corporate branding and marketing campaign and certain personnel related costs contributed to this increase.

"Earnings in 2004 exceeded last year's results and we are optimistic about the strategic initiatives which have recently been implemented," said John A. Featherman, III, Chairman of the Board of Directors and Chief Executive Officer. "One of our most prominent changes is our new corporate branding and marketing campaign. This bolder, dynamic new look, along with our new tag line "Answers, Ideas and Access (TM)" are anticipated to heighten our visibility and reflect our commitment to continue to deliver a high level of service to our clients." Another significant change is the introduction and rollout of our alliance with Haverford Financial Services which enables our current and prospective clients to benefit from Haverford's research and investment management expertise.

"We are excited about the growth opportunities in Southern Chester County as evidenced by our new Oxford branch, which opened on December 1, 2004. In July, 2004, we also opened a branch in Freedom Village, a life care community, located near Brandywine Hospital in Thorndale, Pennsylvania. We anticipate building a series of new branches throughout Chester County over the next five years, taking advantage of its outstanding demographics and growth rates," said Kevin
C. Quinn, President.

The First National Bank of Chester County is the largest independent national bank headquartered in Chester County, providing quality financial services to individuals, businesses, governmental entities, nonprofit organizations, and community service groups.


This  release  may  contain  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 4,575,534 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.1nbank.

See attached data schedule for additional information.

                            First Chester County Corporation
                            SELECTED FINANCIAL DATA (unaudited)

(Dollars in thousands, except per share data)

SELECTED FINANCIAL DATA                                         DECEMBER 31,
                                                            2004           2003
                                                            ----           ----
Total assets                                              $805,475      $689,210
Gross loans                                                618,005       511,249
Allowance for loan & lease losses                            7,213         5,864
Total investment securities                                140,029       130,729
Deposits                                                   663,018       577,314
Shareholders equity                                         55,402        51,750
Average assets                                             759,368       660,230
Average equity                                              53,169        50,561
Non-accrual loans                                            7,877         3,093

Trust and Investment Services
  Assets under management & custody *                     $555,644      $550,217


                        First Chester County Corporation
                                                              FOR THE THREE MONTHS ENDED    FOR THE TWELVE MONTHS ENDED
STATEMENT OF INCOME                                                   DECEMBER 31,                  DECEMBER 31,
-------------------                                                   ------------                   ------------

                                                             (Unaudited)    (Unaudited)      (Unaudited)
                                                                 2004            2003            2004         2003
                                                                 ----            ----            ----         ----

Interest income                                              $    9,989      $    8,592       $   37,518   $   33,533
Interest expense                                                  2,272           1,674            7,863        7,154
                                                              ---------       ---------        ---------    ---------

Net interest income                                               7,717           6,918           29,655       26,379

Provision for loan and lease losses                                 355             892            1,164        2,519
                                                              ---------       ---------        ---------    ---------
Net interest income after
  provision for loan losses                                       7,362           6,026           28,491       23,860

       Trust and Investment Services revenue                        831             800            3,486        3,277
       Service charges on deposit accounts                          530             481            2,115        2,021
       Investment securities gains, net                            --                21               70          410
       Operating lease rental income                                218             198              828          867
       Gains on sale of foreclosed real estate                      246           1,016              145        1,012
       Gains and fees on the sale of residential mortgages           96              84              377        1,019
       Proceeds from life insurance                                --               422               --          422
       Gain on sale of credit card portfolio                       --                --               34          306
       Other**                                                      587             533            2,258        2,172
                                                              ---------       ---------        ---------    ---------

       Non-interest income                                        2,508           3,555            9,313       11,506
                                                              ---------       ---------        ---------    ---------

       Salaries and employee benefits                             3,915           3,810           15,815       14,971
       Occupancy, equipment, and data processing                  1,366           1,371            5,361        5,476
       Depreciation expense on operating leases                     206             181              740          691
       FDIC deposit insurance                                        21              21               86           88
       Bank shares tax                                              129             131              517          493
       Professional services                                        634             345            1,748        1,162
       Other                                                      1,263           1,345            4,946        4,519
                                                              ---------       ---------        ---------    ---------

       Non-interest expense                                       7,534           7,204           29,213       27,400
                                                              ---------       ---------        ---------    ---------

Income before taxes                                               2,336           2,377            8,591        7,966
                                                              ---------       ---------        ---------    ---------

Income Taxes                                                        616             484            2,430        2,161
                                                              ---------       ---------        ---------    ---------

Net Income                                                   $    1,720      $    1,893       $    6,161   $    5,805
                                                              =========       =========        =========    =========

PER SHARE DATA

Net income per share (Basic)                                 $     0.38      $     0.42       $     1.36         1.30
Net income per share (Diluted)                               $     0.36      $     0.40       $     1.31   $     1.26
Cash divided declared                                        $   0.1425      $   0.1375       $   0.5550   $   0.5425
Book value                                                   $    12.14      $    11.46       $    12.08   $    11.46
Average bid/ask                                              $    27.23      $    24.90       $    27.23   $    24.90
Actual shares outstanding                                     4,562,225       4,516,522        4,562,225    4,516,522
Basic weighted average shares outstanding                     4,546,246       4,521,039        4,527,804    4,477,108
Diluted Weighted Average Shares                               4,718,409       4,713,716        4,704,478    4,620,151

* These assets are managed by the Trust and Investment Services Division of the Bank and are not assets of the Bank or the Corporation.